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                                                                    EXHIBIT 23.7


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Proxy, which is referred to and made part of this Registration Statement (Form S-4) and related Prospectus of Sterling Financial Corporation for the registration of 954,914 shares of Sterling Financial Corporation common stock and to the incorporation by reference therein of our report dated February 1, 2000 with respect to the consolidated financial statements of Hanover Bancorp, Inc. for the year ended December 31, 1999, incorporated by reference in this Registration Statement, filed with the Securities and Exchange Commission.


Harrisburg, Pennsylvania                             /s/ Ernst & Young LLP
December 17, 2001                                        ----------------------